Exhibit 99.1

Anworth Mortgage Asset Corporation Announces Annual Meeting Results

SANTA MONICA, Calif.--(BUSINESS WIRE)--May 26, 2010--Anworth Mortgage Asset Corporation (NYSE: ANH) (“Anworth” or the “Company”) announced the results of its 2010 Annual Meeting of Stockholders (the “Annual Meeting”), which was held on Friday, May 21, 2010. Stockholders of record on the record date (March 23, 2010) were entitled to vote at the Annual Meeting.

The following items were presented for stockholder approval:

  The election of six directors to hold office until the next annual meeting of stockholders and until their successors have been elected and qualified; and
  The ratification of the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

The proposal for election of each nominee for director passed with affirmative votes exceeding 90% of the votes cast (excluding broker non-votes) and the proposal for ratification of the independent registered public accounting firm passed with affirmative votes exceeding 90% of the votes cast (including broker non-votes). The final voting results for each proposal will be filed today with the U.S. Securities and Exchange Commission on a Current Report on Form 8-K and will be available for viewing on the Company’s website at http://www.anworth.com.

About Anworth Mortgage Asset Corporation

Anworth is a mortgage real estate investment trust which invests primarily in securities guaranteed by the U.S. Government, such as Ginnie Mae, or guaranteed by federally sponsored enterprises, such as Fannie Mae or Freddie Mac. Anworth generates income for distribution to shareholders primarily based on the difference between the yield on its mortgage assets and the cost of its borrowings. The Company’s common stock is traded on the New York Stock Exchange under the symbol ANH.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities, our ability to use borrowings to finance our assets, risks associated with investing in mortgage-related assets, including changes in business conditions and the general economy, our ability to maintain our qualification as a real estate investment trust for federal income tax purposes, and management’s ability to manage our growth. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, certain Current Reports on Forms 8-K, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

CONTACT:
Anworth Mortgage Asset Corporation
John T. Hillman, 310-255-4438 or 310-255-4493
jhillman@anworth.com
http://www.anworth.com